UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2019

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware	32-0498321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14201 Caliber Drive, Suite 300 Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2019, the Board of Directors (the “Board”) of Mammoth Energy Services, Inc. (the “Company”), in accordance with the Company’s bylaws, appointed Arthur H. Amron as a member of the Board and its Compensation Committee, effective immediately. As provided in the Company’s bylaws, Mr. Amron will serve in these capacities until the next Annual Meeting of the Company’s Stockholders or until his earlier death, resignation, retirement, disqualification or removal. The Board determined that Mr. Amron qualifies as an independent director under The Nasdaq Global Select Market rules for purposes of serving on the Board and the Compensation Committee.
Mr. Amron is a Partner at Wexford Capital LP, an SEC-registered investment advisor (“Wexford Capital”), and serves as its General Counsel. Mr. Amron also actively participates in various private equity transactions and has served on the boards and creditors’ committees of a number of public and private companies. In particular, Mr. Amron has served on the board of directors of Nephros, Inc. (OTCQB Marketplace: NEPH), a commercial stage medical device and commercial products company, since September 2007. Mr. Amron also served on the board of directors of the general partner of Rhino Resource Partners LP (NYSE: RNO), a diversified energy limited partnership focused on coal and energy related assets and activities (“Rhino”), from January 2010 until the sale of Wexford Capital’s interest in Rhino to Royal Energy Resources, Inc. in March of 2016. From 1991 to 1994, Mr. Amron was an Associate at Schulte Roth & Zabel LLP, specializing in corporate and bankruptcy law, and from 1984 to 1991, Mr. Amron was an Associate at Debevoise & Plimpton LLP specializing in corporate litigation and bankruptcy law. Mr. Amron holds a J.D. from Harvard University, a B.A. in Political Theory from Colgate University and is a member of the New York Bar. Among other experience, qualifications, attributes and skills, Mr. Amron’s legal training and experience in the capital markets, as well as his experience serving on boards of directors of other public companies, led to the conclusion of the Board that he should serve as a director of the Company.
In connection with Mr. Amron’s appointment to the Board, Mr. Amron is entitled to receive the cash compensation and equity awards generally given to the Company’s non-employee directors for their services on the Board and its committees as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on April 25, 2018, which description is incorporated herein by reference. Pursuant to the terms of Mr. Amron’s employment with Wexford Capital, Mr. Amron has assigned to Wexford Capital his right to compensation, including equity awards, for his services on the Board.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	January 29, 2019	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary